UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		October 23, 2019

HAMILTON BEACH BRANDS HOLDING COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	001-38214	31-1236686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4421 WATERFRONT DR, GLEN ALLEN, VA		23060
(Address of principal executive offices)		(Zip code)

(804) 273-9777
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 Per Share	HBB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company       [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [ ]

Item 1.01    Entry into a Material Definitive Agreement.
On October 10, 2019, the board of directors of Hamilton Beach Brands Holding Company (the “Company”) approved the wind down of the retail operations of the Company’s subsidiary, The Kitchen Collection, LLC (“Kitchen Collection”) and the closure of all of its 160 stores by the end of 2019 (the “Wind Down”).

On October 23, 2019, Kitchen Collection and Wells Fargo Bank, National Association (“Wells Fargo”) entered into a Forbearance Agreement (the “Forbearance Agreement”) with respect to the Credit Agreement, dated April 29, 2010, as amended (the “Credit Agreement”) between Kitchen Collection and Wells Fargo. The Wind Down constitutes an event of default under the Credit Agreement. Under the terms of the Forbearance Agreement, Wells Fargo has agreed to forbear from exercising its rights and remedies under the Credit Agreement as a result of the events of default pending payment in full of the obligations under the Credit Agreement on or before December 15, 2019. In addition, pursuant to the terms of the Forbearance Agreement, Kitchen Collection will pay a forbearance fee of $12,500 each week until all obligations under the Credit Agreement are paid in full. The Forbearance Agreement also reduces the amount of the aggregate commitments under the Credit Agreement to $15,000,000, converts all LIBO rate loans to base rate loans, triggers default interest under the Credit Agreement and permits Wells Fargo to exercise cash dominion as contemplated by the Credit Agreement.

The foregoing description of the Forbearance Agreement is qualified in its entirety by the full text of the Forbearance Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.04    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information contained in item 1.01 is incorporated in this Item 2.04 by reference.

As a result of the Forbearance Agreement, all obligations under the Credit Agreement have been accelerated and are due on or before December 15, 2019. The Company has not guaranteed any of the obligations of Kitchen Collection under the Credit Agreement.

FORWARD LOOKING STATEMENTS
This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the expected completion of the contemplated actions. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of this report. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including the Company’s inability to complete actions to exit the Kitchen Collection business within the time periods anticipated, and other risk factors, including those described in the Company’s Form 10-K for the year ended December 31, 2018.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1
Forbearance Agreement, dated as of October 23, 2019, by and between Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent, Swing Line Lender, and Lender and The Kitchen Collection, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 25, 2019		HAMILTON BEACH BRANDS HOLDING COMPANY

		By:	/s/ Michelle O. Mosier
		Name:	Michelle O. Mosier
		Title:	Vice President, Chief Financial Officer, and Treasurer